EXHIBIT 99.1

ServisFirst Bancshares, Inc. Announces Results for Fourth Quarter of 2019

BIRMINGHAM, Ala., Jan. 21, 2020 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc. (NASDAQ: SFBS), today announced earnings and operating results for the three months and year ended December 31, 2019.

Fourth Quarter 2019 Highlights:

  Diluted EPS was $0.76 for the quarter, a 13% increase over the fourth quarter of 2018
  Net interest margin improved to 3.47% in the fourth quarter from 3.36% in the third quarter
  Diluted EPS was $2.76 for 2019, a 9% increase over 2018
  Loan growth of 14% annualized for the fourth quarter
  Loans increased 11% year-over-year
  Non-interest-bearing demand deposits increased 12% and total deposits increased 9% year-over-year
  Cash dividend increasing to 17 ½ cents per quarter, a 17% increase
FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)

	Period Ending December 31, 2019	Period Ending September 30, 2019	% Change From Period Ending September 30, 2019 to Period Ending December 31, 2019	Period Ending December 31, 2018	% Change From Period Ending December 31, 2018 to Period Ending December 31, 2019
QUARTERLY OPERATING RESULTS
Net Income	$41,037	$37,563	9%	$36,237	13%
Net Income Available to Common Stockholders	$41,005	$37,563	9%	$36,205	13%
Diluted Earnings Per Share	$0.76	$0.69	10%	$0.67	13%
Return on Average Assets	1.80%	1.67%		1.85%
Return on Average Common Stockholders' Equity	19.75%	18.69%		21.13%
Average Diluted Shares Outstanding	54,149,554	54,096,368		54,109,450

YEAR-TO-DATE OPERATING RESULTS
Net Income	$149,243			$136,940	9%
Net Income Available to Common Stockholders	$149,180			$136,877	9%
Diluted Earnings Per Share	$2.76			$2.53	9%
Return on Average Assets	1.73%			1.88%
Return on Average Common Stockholders' Equity	19.15%			20.95%
Average Diluted Shares Outstanding	54,103,074			54,169,879

Net income - adjusted for FDIC assessment credit*	$147,995			$136,940	8%
Net Income Available to Common Stockholders - adjusted for FDIC assessment credit*	$147,932			$136,877	8%
Diluted Earnings Per Share - adjusted for FDIC assessment credit*	$2.74			$2.53	8%
Return on Average Assets - adjusted for FDIC assessment credit*	1.71%			1.88%
Return on Average Common Stockholders' Equity - adjusted for FDIC assessment credit*	18.99%			20.95%

BALANCE SHEET
Total Assets	$8,947,653	$9,005,112	(1)%	$8,007,382	12%
Loans	7,261,451	7,022,069	3%	6,533,499	11%
Non-interest-bearing Demand Deposits	1,749,879	1,678,672	4%	1,557,341	12%
Total Deposits	7,530,433	7,724,158	(3)%	6,915,708	9%
Stockholders' Equity	842,682	810,537	4%	715,203	18%

* The adjustment for the FDIC assessment credit included in the comparative periods presented in this press release are more fully described in "Detailed Financials" and in "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" below.

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $41.0 million for the quarter ended December 31, 2019, compared to net income and net income available to common stockholders of $36.2 million for the same quarter in 2018.  Basic and diluted earnings per common share were $0.77 and $0.76, respectively, for the fourth quarter of 2019, compared to $0.68 and $0.67, respectively, for the fourth quarter of 2018.

Annualized return on average assets was 1.80% and annualized return on average common stockholders’ equity was 19.75% for the fourth quarter of 2019, compared to 1.85% and 21.13%, respectively, for the fourth quarter of 2018.

Net interest income was $75.8 million for the fourth quarter of 2019, compared to $73.0 million for the third quarter of 2019 and $68.9 million for the fourth quarter of 2018.  The net interest margin in the fourth quarter of 2019 was 3.47% compared to 3.36% in the third quarter of 2019 and 3.63% in the fourth quarter of 2018.  Linked quarter decreases in average rates paid on deposits in excess of decreases in loan yields drove a favorable rate change and increases in average balances in loans, non-interest-bearing demand deposits and equity drove favorable volume change.

Average loans for the fourth quarter of 2019 were $7.10 billion, an increase of $140.9 million, or 8% annualized, over average loans of $6.96 billion for the third quarter of 2019, and an increase of $669.3 million, or 10%, over average loans of $6.43 billion for the fourth quarter of 2018.

Average total deposits for the fourth quarter of 2019 were $7.68 billion, an increase of $102.9 million, or 5% annualized, over average total deposits of $7.58 billion for the third quarter of 2019, and an increase of $947.6 million, or 14%, over average total deposits of $6.74 billion for the fourth quarter of 2018.

Non-performing assets to total assets were 0.50% for the fourth quarter of 2019, a decrease of two basis points compared to 0.52% for the third quarter of 2019 and an increase of nine basis points compared to 0.41% for the fourth quarter of 2018. Annualized net charge-offs to average loans were 0.36%, a 13 basis point decrease compared to 0.49% for the third quarter of 2019 and an increase of six basis points compared to 0.30% for the fourth quarter of 2018.  We recorded a $5.9 million provision for loan losses in the fourth quarter of 2019 compared to $7.0 million in the third quarter of 2019 and $6.5 million in the fourth quarter of 2018.  The allowance for loan loss as a percentage of total loans was 1.05% at December 31, 2019, a decrease of five basis points compared to 1.10% at September 30, 2019 and unchanged compared to 1.05% as of December 31, 2018.  In management’s opinion, the allowance is adequate and was determined by consistent application of ServisFirst Bank’s methodology for calculating its allowance for loan losses.

Non-interest income for the fourth quarter of 2019 increased $2.1 million, or 42%, to $7.1 million from $5.0 million in the fourth quarter of 2018.  Deposit service charges increased $92,000 in the fourth quarter of 2019, or 5%, compared to the fourth quarter of 2018.  Mortgage banking revenue almost doubled to $1.4 million from the fourth quarter of 2018 to the fourth quarter of 2019.  Mortgage loan sales increased approximately 111% during the fourth quarter of 2019 when compared to the same quarter in 2018.  Credit card revenue increased $370,000, or 25%, to $1.9 million during the fourth quarter of 2019, compared to $1.5 million during the fourth quarter of 2018.  The number of credit card accounts increased approximately 36% and the aggregate amount of sales on all credit card accounts increased 20% during the fourth quarter of 2019.  Cash surrender value of life insurance increased $638,000, or 82%, to $1.4 million during the fourth quarter of 2019, compared to $780,000 during the fourth quarter of 2018.  We purchased $75.0 million of additional life insurance contracts during the third quarter of 2019.  Other income for the fourth quarter of 2019 increased $256,000, or 81%, to $572,000 from $316,000 in the fourth quarter of 2018.  Gain or loss on the sale of other real estate owned, included in other income, was a gain of $116,000 during the fourth quarter of 2019, compared to a loss $18,000 during the fourth quarter of 2018.

Non-interest expense for the fourth quarter of 2019 increased $2.9 million, or 13%, to $25.6 million from $22.7 million in the fourth quarter of 2018, and increased $458,000, or 2%, on a linked quarter basis.  During the third quarter of 2019 we recognized a credit in the amount of $1.7 million to our FDIC and other regulatory assessments expense as a result of the Federal Deposit Insurance Corporation’s (“FDIC”) Small Bank Assessment Credit.  This credit is discussed further below in “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”  Salary and benefit expense for the fourth quarter of 2019 increased $1.3 million, or 10%, to $13.7 million from $12.4 million in the fourth quarter of 2018, and decreased $1.8 million, or 12%, on a linked quarter basis.  We adjusted accrued incentives downward by $1.0 million in December based on actual year-end production in 2019.  The number of FTE employees increased from 468 at December 31, 2018 to 500 at December 31, 2019, or 7%, and decreased by six from the end of the third quarter of 2019.  Equipment and occupancy expense increased $176,000, or 8%, to $2.3 million in the fourth quarter of 2019, from $2.2 million in the fourth quarter of 2018, and decreased $48,000 on a linked-quarter basis.  Professional services expense increased $99,000, or 9%, to $1.2 million in the fourth quarter of 2019, from $1.1 million in the fourth quarter of 2018, and increased $276,000, or 31%, from $887,000 on a linked-quarter basis.  FDIC and other regulatory assessments increased $269,000 to $1.2 million in the fourth quarter of 2019, from $902,000 in the fourth quarter of 2018.  As mentioned above, we recognized an assessment credit during the third quarter of 2019.  Expenses associated with other real estate owned increased $78,000 to $103,000 in the fourth quarter of 2019, from $25,000 in the fourth quarter of 2018.  Property taxes on a recently foreclosed property were attributable to the increase during the fourth quarter of 2019.  Other operating expenses for the fourth quarter of 2019 increased $1.0 million, or 16%, to $7.2 million from $6.2 million in the fourth quarter of 2018, and increased $557,000, or 8%, on a linked-quarter basis.  Increases in data processing expense, Federal Reserve Bank service charges, telecommunication expense and insurance expense contributed to this increase in other operating expenses for the year-over-year comparison.  The efficiency ratio was 30.93% during the fourth quarter of 2019 compared to 30.73% during the fourth quarter of 2018 and compared to 31.76% during the third quarter of 2019.

Income tax expense increased $1.9 million, or 23%, to $10.3 million in the fourth quarter of 2019, compared to $8.4 million in the fourth quarter of 2018.  Our effective tax rate was 20.05% for the fourth quarter of 2019 compared to 18.86% for the fourth quarter of 2018.  We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the fourth quarters of 2019 and 2018 of $297,000 and $1.5 million, respectively.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

During the third quarter of 2019, we recorded a $1.7 million credit to our FDIC and other regulatory assessments expense as a result of the FDIC’s Small Bank Assessment Credit.  Financial measures included in this press release that are presented adjusted for this credit are net income, net income available to common stockholders, diluted earnings per share, return on average assets and return on average common stockholders’ equity. Each of these five financial measures excludes the impact of this item, net of tax, attributable to the FDIC Small Bank Assessment Credit and are all considered non-GAAP financial measures. This press release also contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill and core deposit intangibles associated with our acquisition of Metro Bancshares, Inc. in January 2015.  We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations.  As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use.  The following reconciliation tables provide a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release.  Dollars are in thousands, except share and per share data.

	Year Ended December 31, 2019
Net income - GAAP	$149,243
Adjustments:
FDIC Small Bank Assessment Credit	1,669
Tax on adjustment	421
Adjusted net income - non-GAAP	$147,995

Net income available to common stockholders - GAAP	$149,180
Adjustments:
FDIC Small Bank Assessment Credit	1,669
Tax on adjustment	421
Adjusted net income available to common stockholders - non-GAAP	$147,932

Diluted earnings per share - GAAP	$2.76
Adjustments:
FDIC Small Bank Assessment Credit	(0.03)
Tax on adjustment	0.01
Adjusted diluted earnings per share - non-GAAP	$2.74

Return on average assets - GAAP	1.73%
Net income - GAAP	$149,243
Adjustments:
FDIC Small Bank Assessment Credit	1,669
Tax on adjustment	421
Adjusted net income - non-GAAP	$147,995
Average assets - GAAP	$8,638,604
Adjusted return on average assets - non-GAAP	1.71%

Return on average common stockholders' equity - GAAP	19.15%
Net income - GAAP	$149,243
Adjustments:
FDIC Small Bank Assessment Credit	1,669
Tax on adjustment	421
Adjusted net income - non-GAAP	$147,995
Average common stockholders' equity - GAAP	$779,071
Adjusted return on average common stockholders' equity - non-GAAP	18.99%

	At December 31, 2019	At September 30, 2019	At June 30, 2019	At March 31, 2019	At December 31, 2018
Book value per share - GAAP	$15.71	$15.13	$14.55	$13.94	$13.40
Total common stockholders' equity - GAAP	842,682	810,537	778,957	745,586	715,203
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,179	14,246	14,314	14,381	14,449
Tangible common stockholders' equity - non-GAAP	$828,503	$796,291	$764,643	$731,205	$700,754
Tangible book value per share - non-GAAP	$15.45	$14.86	$14.29	$13.67	$13.13

Stockholders' equity to total assets - GAAP	9.42%	9.00%	8.91%	8.97%	8.93%
Total assets - GAAP	$8,947,653	$9,005,112	$8,740,237	$8,310,836	$8,007,382
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,179	14,246	14,314	14,381	14,449
Total tangible assets - non-GAAP	$8,933,474	$8,990,866	$8,725,923	$8,296,455	$7,992,933
Tangible common equity to total tangible assets - non-GAAP	9.27%	8.86%	8.76%	8.81%	8.77%

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola, Sarasota and Tampa Bay, Florida, Atlanta, Georgia, Charleston, South Carolina and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC).  Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.  The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions.  The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made.  ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com  or by calling (205) 949-0302.

Contact: ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(In thousands except share and per share data)
	4th Quarter 2019	3rd Quarter 2019	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018
CONSOLIDATED STATEMENT OF INCOME
Interest income	$98,187	$101,130	$97,787	$93,699	$90,164
Interest expense	22,410	28,125	27,702	24,921	21,306
Net interest income	75,777	73,005	70,085	68,778	68,858
Provision for loan losses	5,884	6,985	4,884	4,885	6,518
Net interest income after provision for loan losses	69,893	66,020	65,201	63,893	62,340
Non-interest income	7,052	6,210	5,778	4,942	5,019
Non-interest expense	25,619	25,161	26,022	25,326	22,701
Income before income tax	51,326	47,069	44,957	43,509	44,658
Provision for income tax	10,289	9,506	9,324	8,499	8,421
Net income	41,037	37,563	35,633	35,010	36,237
Preferred stock dividends	32	-	31	-	32
Net income available to common stockholders	$41,005	$37,563	$35,602	$35,010	$36,205
Earnings per share - basic	$0.77	$0.70	$0.66	$0.65	$0.68
Earnings per share - diluted	$0.76	$0.69	$0.66	$0.65	$0.67
Average diluted shares outstanding	54,149,554	54,096,368	54,089,107	54,076,538	54,109,450

CONSOLIDATED BALANCE SHEET DATA
Total assets	$8,947,653	$9,005,112	$8,740,237	$8,310,836	$8,007,382
Loans	7,261,451	7,022,069	6,967,886	6,659,908	6,533,499
Debt securities	759,649	688,271	658,221	631,946	590,184
Non-interest-bearing demand deposits	1,749,879	1,678,672	1,576,959	1,572,703	1,557,341
Total deposits	7,530,433	7,724,158	7,404,794	7,083,666	6,915,708
Borrowings	64,703	64,693	64,684	64,675	64,666
Stockholders' equity	$842,682	$810,537	$778,957	$745,586	$715,203

Shares outstanding	53,623,740	53,579,013	53,526,882	53,495,208	53,375,195
Book value per share	$15.71	$15.13	$14.55	$13.94	$13.40
Tangible book value per share (1)	$15.45	$14.86	$14.29	$13.67	$13.13

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	3.47%	3.36%	3.44%	3.56%	3.63%
Return on average assets	1.80%	1.67%	1.69%	1.75%	1.85%
Return on average common stockholders' equity	19.75%	18.69%	18.72%	19.42%	21.13%
Efficiency ratio	30.93%	31.76%	34.30%	34.35%	30.73%
Non-interest expense to average earning assets	1.17%	1.16%	1.28%	1.31%	1.20%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	10.50%	10.39%	10.18%	10.30%	10.12%
Tier 1 capital to risk-weighted assets	10.50%	10.39%	10.19%	10.30%	10.13%
Total capital to risk-weighted assets	12.31%	12.27%	12.02%	12.21%	12.05%
Tier 1 capital to average assets	9.13%	8.88%	9.00%	9.03%	9.07%
Tangible common equity to total tangible assets (1)	9.27%	8.86%	8.76%	8.81%	8.77%

(1) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.
(2) Regulatory capital ratios for most recent period are preliminary.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	December 31, 2019	December 31, 2018	% Change
ASSETS
Cash and due from banks	$78,618	$97,516	(19)%
Interest-bearing balances due from depository institutions	451,509	360,534	25%
Federal funds sold	100,473	223,845	(55)%
Cash and cash equivalents	630,600	681,895	(8)%
Available for sale debt securities, at fair value	759,399	590,184	29%
Held to maturity debt securities (fair value of $250 at December 31, 2019)	250	-	NM
Mortgage loans held for sale	6,312	120	5,160%
Loans	7,261,451	6,533,499	11%
Less allowance for loan losses	(76,584)	(68,600)	12%
Loans, net	7,184,867	6,464,899	11%
Premises and equipment, net	56,496	57,822	(2)%
Goodwill and other identifiable intangible assets	14,179	14,449	(2)%
Other assets	295,552	198,013	49%
Total assets	$8,947,653	$8,007,382	12%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$1,749,879	$1,557,341	12%
Interest-bearing	5,780,554	5,358,367	8%
Total deposits	7,530,433	6,915,708	9%
Federal funds purchased	470,749	288,725	63%
Other borrowings	64,703	64,666	-%
Other liabilities	39,086	23,080	69%
Total liabilities	8,104,971	7,292,179	11%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
December 31, 2019 and December 31, 2018	-	-
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 53,623,740 shares issued and outstanding at December 31, 2019, and 53,375,195 shares issued and outstanding
at December 31, 2018	54	53	2%
Additional paid-in capital	219,766	218,521	1%
Retained earnings	616,611	500,868	23%
Accumulated other comprehensive income (loss)	5,749	(4,741)	NM
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	842,180	714,701	18%
Noncontrolling interest	502	502	-%
Total stockholders' equity	842,682	715,203	18%
Total liabilities and stockholders' equity	$8,947,653	$8,007,382	12%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Interest income:
Interest and fees on loans	$89,407	$83,085	$354,308	$305,370
Taxable securities	4,702	3,506	17,008	12,654
Nontaxable securities	274	544	1,429	2,406
Federal funds sold	1,053	966	6,038	3,103
Other interest and dividends	2,751	2,063	12,020	3,094
Total interest income	98,187	90,164	390,803	326,627
Interest expense:
Deposits	19,786	18,957	90,958	55,502
Borrowed funds	2,624	2,349	12,200	8,446
Total interest expense	22,410	21,306	103,158	63,948
Net interest income	75,777	68,858	287,645	262,679
Provision for loan losses	5,884	6,518	22,638	21,402
Net interest income after provision for loan losses	69,893	62,340	265,007	241,277
Non-interest income:
Service charges on deposit accounts	1,806	1,714	7,029	6,547
Mortgage banking	1,366	688	4,361	2,784
Credit card income	1,891	1,521	7,076	5,550
Securities (losses) gains	(1)	-	27	190
Increase in cash surrender value life insurance	1,418	780	3,745	3,130
Other operating income	572	316	1,744	1,239
Total non-interest income	7,052	5,019	23,982	19,440
Non-interest expense:
Salaries and employee benefits	13,680	12,385	57,783	51,849
Equipment and occupancy expense	2,339	2,163	9,272	8,423
Professional services	1,163	1,064	4,235	3,646
FDIC and other regulatory assessments	1,171	902	2,975	3,869
Other real estate owned expense	103	25	415	790
Other operating expense	7,163	6,162	27,448	23,298
Total non-interest expense	25,619	22,701	102,128	91,875
Income before income tax	51,326	44,658	186,861	168,842
Provision for income tax	10,289	8,421	37,618	31,902
Net income	41,037	36,237	149,243	136,940
Dividends on preferred stock	32	32	63	63
Net income available to common stockholders	$41,005	$36,205	$149,180	$136,877
Basic earnings per common share	$0.77	$0.68	$2.79	$2.57
Diluted earnings per common share	$0.76	$0.67	$2.76	$2.53

LOANS BY TYPE (UNAUDITED)
(In thousands)

	4th Quarter 2019	3rd Quarter 2019	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018
Commercial, financial and agricultural	$2,696,210	$2,653,934	$2,633,529	$2,522,136	$2,513,225
Real estate - construction	521,392	550,871	603,779	556,219	533,192
Real estate - mortgage:
Owner-occupied commercial	1,587,478	1,526,911	1,538,279	1,500,595	1,463,887
1-4 family mortgage	644,188	632,346	630,963	629,285	621,634
Other mortgage	1,747,394	1,592,072	1,496,512	1,394,611	1,337,068
Subtotal: Real estate - mortgage	3,979,060	3,751,329	3,665,754	3,524,491	3,422,589
Consumer	64,789	65,935	64,824	57,062	64,493
Total loans	$7,261,451	$7,022,069	$6,967,886	$6,659,908	$6,533,499

SUMMARY OF LOAN LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	4th Quarter 2019	3rd Quarter 2019	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018
Allowance for loan losses:
Beginning balance	$77,192	$71,386	$70,207	$68,600	$66,879
Loans charged off:
Commercial financial and agricultural	4,742	3,626	3,610	3,037	4,685
Real estate - mortgage	1,689	4,974	169	50	173
Consumer	139	172	63	218	72
Total charge offs	6,570	8,772	3,842	3,305	4,930
Recoveries:
Commercial financial and agricultural	51	126	117	12	120
Real estate - construction	1	1	-	1	4
Real estate - mortgage	2	-	4	7	1
Consumer	24	60	16	7	8
Total recoveries	78	187	137	27	133
Net charge-offs	6,492	8,585	3,705	3,278	4,797
Allocation from Loan Guarantee Program	-	7,406	-	-	-
Provision for loan losses	5,884	6,985	4,884	4,885	6,518
Ending balance	$76,584	$77,192	$71,386	$70,207	$68,600

Allowance for loan losses to total loans	1.05%	1.10%	1.02%	1.05%	1.05%
Allowance for loan losses to total average loans	1.08%	1.11%	1.05%	1.06%	1.07%
Net charge-offs to total average loans	0.36%	0.49%	0.22%	0.20%	0.30%
Provision for loan losses to total average loans	0.33%	0.40%	0.29%	0.30%	0.40%
Nonperforming assets:
Nonaccrual loans	$30,091	$35,732	$21,840	$22,154	$21,926
Loans 90+ days past due and accruing	6,021	5,317	10,299	5,021	5,844
Other real estate owned and repossessed assets	8,178	5,337	5,649	5,480	5,169
Total	$44,290	$46,386	$37,788	$32,655	$32,939

Nonperforming loans to total loans	0.50%	0.58%	0.46%	0.41%	0.43%
Nonperforming assets to total assets	0.50%	0.52%	0.43%	0.39%	0.41%
Nonperforming assets to earning assets	0.50%	0.53%	0.44%	0.40%	0.43%
Reserve for loan losses to nonaccrual loans	254.51%	216.03%	326.86%	316.90%	312.87%

Restructured accruing loans	$375	$3,468	$2,742	$2,742	$3,043

Restructured accruing loans to total loans	0.01%	0.05%	0.04%	0.04%	0.04%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)
(In thousands)
	4th Quarter 2019	3rd Quarter 2019	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018
Beginning balance:	$11,248	$11,284	$12,289	$14,555	$16,584
Net (paydowns) / advances	(3,481)	714	(12)	(766)	(11)
Charge-offs	(1,333)	(750)	(993)	(1,500)	(2,018)
Transfer to OREO	(3,354)	-	-	-	-
	$3,080	$11,248	$11,284	$12,289	$14,555

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	4th Quarter 2019	3rd Quarter 2019	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018
Interest income:
Interest and fees on loans	$89,407	$90,767	$88,610	$85,524	$83,085
Taxable securities	4,702	4,367	4,193	3,746	3,506
Nontaxable securities	274	316	393	446	544
Federal funds sold	1,053	1,768	1,998	1,219	966
Other interest and dividends	2,751	3,912	2,593	2,764	2,063
Total interest income	98,187	101,130	97,787	93,699	90,164
Interest expense:
Deposits	19,786	24,787	24,240	22,145	18,957
Borrowed funds	2,624	3,338	3,462	2,776	2,349
Total interest expense	22,410	28,125	27,702	24,921	21,306
Net interest income	75,777	73,005	70,085	68,778	68,858
Provision for loan losses	5,884	6,985	4,884	4,885	6,518
Net interest income after provision for loan losses	69,893	66,020	65,201	63,893	62,340
Non-interest income:
Service charges on deposit accounts	1,806	1,735	1,786	1,702	1,714
Mortgage banking	1,366	1,333	1,087	575	688
Credit card income	1,891	1,868	1,741	1,576	1,521
Securities (losses) gains	(1)	34	(6)	-	-
Increase in cash surrender value life insurance	1,418	787	778	762	780
Other operating income	572	453	392	327	316
Total non-interest income	7,052	6,210	5,778	4,942	5,019
Non-interest expense:
Salaries and employee benefits	13,680	15,499	14,339	14,265	12,385
Equipment and occupancy expense	2,339	2,387	2,287	2,259	2,163
Professional services	1,163	887	1,191	994	1,064
FDIC and other regulatory assessments (credits)	1,171	(296)	1,081	1,019	902
Other real estate owned expense	103	78	212	22	25
Other operating expense	7,163	6,606	6,912	6,767	6,162
Total non-interest expense	25,619	25,161	26,022	25,326	22,701
Income before income tax	51,326	47,069	44,957	43,509	44,658
Provision for income tax	10,289	9,506	9,324	8,499	8,421
Net income	41,037	37,563	35,633	35,010	36,237
Dividends on preferred stock	32	-	31	-	32
Net income available to common stockholders	$41,005	$37,563	$35,602	$35,010	$36,205
Basic earnings per common share	$0.77	$0.70	$0.67	$0.65	$0.68
Diluted earnings per common share	$0.76	$0.69	$0.66	$0.65	$0.67

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	4th Quarter 2019		3rd Quarter 2019		2nd Quarter 2019		1st Quarter 2019		4th Quarter 2018
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$7,066,576	5.00%	$6,927,075	5.18%	$6,756,927	5.24%	$6,570,920	5.26%	$6,403,139	5.13%
Tax-exempt (2)	35,563	4.06	34,195	3.98	32,124	3.83	30,577	3.81	29,656	3.26
Total loans, net of
unearned income	7,102,139	5.00	6,961,270	5.17	6,789,051	5.23	6,601,497	5.25	6,432,795	5.12
Mortgage loans held for sale	6,505	2.44	6,482	2.45	5,208	3.85	1,614	6.53	3,364	3.30
Debt securities:
Taxable	670,732	2.81	595,405	2.93	565,491	2.97	518,955	2.89	498,138	2.82
Tax-exempt (2)	50,825	2.20	59,992	2.21	77,364	2.10	87,537	2.12	98,027	2.34
Total securities (3)	721,557	2.76	655,397	2.87	642,855	2.86	606,492	2.78	596,165	2.74
Federal funds sold	238,927	1.75	312,968	2.24	323,714	2.48	192,690	2.57	156,884	2.44
Interest-bearing balances with banks	602,755	1.81	690,973	2.25	411,481	2.53	438,099	2.56	334,065	2.45
Total interest-earning assets	$8,671,883	4.49%	$8,627,090	4.65%	$8,172,309	4.80%	$7,840,392	4.85%	$7,524,152	4.76%
Non-interest-earning assets:
Cash and due from banks	70,381		71,418		76,988		74,430		74,272
Net premises and equipment	57,986		58,243		58,607		58,852		58,521
Allowance for loan losses, accrued interest and other assets	233,885		162,654		156,264		149,941		128,933
Total assets	$9,034,135		$8,919,405		$8,464,168		$8,123,615		$7,784,999

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$961,258	0.69%	$900,754	0.84%	$909,847	0.88%	$942,686	0.86%	$908,416	0.74%
Savings	62,311	0.53	57,431	0.60	54,391	0.57	54,086	0.55	52,443	0.54
Money market	4,189,283	1.34	4,265,435	1.76	3,932,459	1.88	3,758,162	1.78	3,537,522	1.56
Time deposits	712,155	2.15	703,278	2.20	694,414	2.16	698,976	2.06	687,361	1.92
Total interest-bearing deposits	5,925,007	1.32	5,926,898	1.66	5,591,111	1.74	5,453,910	1.65	5,185,742	1.45
Federal funds purchased	420,066	1.74	441,526	2.30	418,486	2.57	312,989	2.59	263,125	2.36
Other borrowings	64,698	4.79	64,689	4.79	64,680	4.84	64,671	4.90	64,665	4.79
Total interest-bearing liabilities	$6,409,771	1.39%	$6,433,113	1.73%	$6,074,277	1.83%	$5,831,570	1.73%	$5,513,532	1.53%
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	1,759,671		1,654,928		1,591,722		1,524,502		1,551,366
Other liabilities	41,112		34,070		35,161		36,362		40,185
Stockholders' equity	818,320		792,284		763,742		735,611		689,525
Accumulated other comprehensive income (loss)	5,261		5,010		(734)		(4,430)		(9,609)
Total liabilities and stockholders' equity	$9,034,135		$8,919,405		$8,464,168		$8,123,615		$7,784,999
Net interest spread		3.10%		2.92%		2.97%		3.12%		3.23%
Net interest margin		3.47%		3.36%		3.44%		3.56%		3.63%

(1)					Average loans include loans on which the accrual of interest has been discontinued.
(2)					Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.
(3)					Unrealized losses on available-for-sale debt securities are excluded from the yield calculation.